Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015, accompanying the financial statements of SQN AIF IV, L.P., as contained in this Registration Statement and Prospectus in Post-Effective Amendment No. 2 to Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Baker Tilly Virchow Krause, LLP

New York, New York

April 9, 2015